UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

VIVEVE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Commercial Street, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Loan Agreement

On January 13, 2017, Viveve Medical, Inc. (the “Company”) entered into a waiver and amendment (the “Amendment”) to that certain Loan and Security Agreement between Western Alliance Bank (the “Bank”), the Company and Viveve, Inc., the wholly-owned subsidiary of the Company, dated as of June 20, 2016 (together with the Amendment, the “Loan Agreement”).

Pursuant to the Amendment, the Bank agreed to waive the default resulting from the failure to comply with the performance to plan revenue covenants described in Section 8.2(a) of the Loan Agreement for the measuring periods ending October 31, 2016 and November 30, 2016.

In addition, the Amendment added a covenant that until the Company maintains a ratio of minimum unrestricted cash in accounts with the Bank to indebtedness of at least 1.25 to 1.00, the Company must at all times maintain unrestricted cash in accounts with the Bank in amount equal to or greater than $2,000,000, which covenant shall no longer apply at such time that the Company achieves a ratio of minimum unrestricted cash in accounts with the Bank to indebtedness of at least 1.25 to 1.00.

 The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a complete copy of which is filed hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the subheading “Amendment to Loan Agreement” is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
10.1	Waiver and First Amendment to Loan and Security Agreement, dated January 13, 2017, between Viveve Medical, Inc., Viveve, Inc. and Western Alliance Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2017	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Waiver and First Amendment to Loan and Security Agreement, dated January 13, 2017, between Viveve Medical, Inc., Viveve, Inc. and Western Alliance Bank